[LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI,
PROFESSIONAL CORPORATION]

July 13, 2001

Intraware, Inc.
25 Orinda Way
Orinda, California 94608

  Re: Intraware, Inc. (the "Company") Registration Statement on Form S-3

Ladies and Gentlemen:

    We are acting as counsel for Intraware, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 7,480,206 shares of Common Stock, $0.0001 par value per share (the "Common Stock"), of the Company to be offered and sold by certain stockholders of the Company (the "Selling Stockholders"), of which (i) 2,872,922 shares (the "Series A Shares") are issuable upon the conversion of the Company's Series A Convertible Preferred Stock, (ii) 3,600,000 shares (the "Series B Shares" and, together with the Series A Shares, the "Conversion Shares") are issuable upon conversion of the Company's shares of Series B Convertible Preferred Stock and (iii) 1,007,284 shares (the "Warrant Shares") are issuable upon the exercise of outstanding warrants (the "Warrants"). In this regard, we have participated in the preparation of a Registration Statement on Form S-3 relating to such shares of Common Stock. Such Registration Statement, as amended, is herein referred to as the "Registration Statement."

    We are of the opinion that (i) the Conversion Shares to be offered and sold by the Selling Stockholders have been duly authorized, and when converted into Common Stock in accordance with the terms of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock or the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, as applicable, will be legally issued, fully paid and non-assessable and (ii) the Warrant Shares to be offered and sold by the Selling Stockholders have been duly authorized and, when issued by the Company in accordance with the terms of the Warrants, will be legally issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

Very truly yours,
WILSON SONSINI GOODRICH & ROSATI Professional Corporation /s/ Wilson Sonsini Goodrich & Rosati